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                                                                    Exhibit 99.6

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of June 6, 2005, is entered into by and among Vista.com, Inc., a Washington corporation ("Purchaser"), 10X Marketing, LLC, a Utah limited liability company (the "Company"), and Paul B. Allen ("Mr. Allen"), Richard Stauffer ("Mr. Stauffer"), Curtis R. Porritt ("Mr. Porritt") and Tom Dalton ("Mr. Dalton"), individuals (collectively, the "Sellers").

                                    RECITALS

     WHEREAS, Sellers own beneficially and of record all of the issued and outstanding equity securities of the Company, consisting of one hundred percent of the Membership Interests (the "Membership Interests") of the Company; and

     WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, all of the outstanding Membership Interests of the Company at the Closing, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, certain of the Sellers are entering into employment agreements, substantially in the form of attached Exhibit A-1 and Exhibit A-2 (the "Employment Agreements"), which will become effective as of the Closing Date;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

            ARTICLE I - PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS

     Section 1.1 Sale and Transfer of the Membership Interests. Subject to the terms and conditions of this Agreement, at the Closing Sellers shall sell, convey, assign, transfer and deliver to Purchaser all of the Membership Interests of the Company, free and clear of any and all Encumbrances (as defined in Section 3.1), except restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws, and shall take all steps necessary to ensure that Purchaser is, immediately following the Closing, the sole member of the Company pursuant to the terms of the Company's articles of organization.

     Section 1.2 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery of the Membership Interests, Purchaser shall deliver to Sellers an aggregate of 630,000 shares of fully paid and nonassessable shares of Purchaser's common stock (the "Stock Consideration") to be allocated among the Sellers in proportion to their percentage ownership of the Membership Interests and in exchange for the conversion of certain notes payable by the Company to Mr. Allen and Mr. Stauffer into Purchaser's common stock (each, a "Note"), as set forth on attached Exhibit B. Effective as and subject to the Closing, each of Mr. Allen and Mr. Stauffer shall deliver his Note to the Company for cancellation in exchange for a certificate evidencing the Stock Consideration into which such Note was converted. Each of Mr. Allen and Mr. Stauffer hereby acknowledges and agrees that upon the conversion of his Note at the Closing into the Stock Consideration, as provided herein, all of the Company's obligations and liabilities under such Note

(including any accrued but unpaid interest) shall be discharged and released in full without any further action on the part of the Purchaser, Company or Mr. Allen or Mr. Stauffer, as the case may be.

     Section 1.3 Holdback. Purchaser shall not deliver at Closing, but shall instead set aside and hold in escrow a total of 63,000 of the shares of Purchaser's common stock comprising the Stock Consideration to secure the indemnification obligations of Sellers described in Article VIII hereof (the "Escrow Shares"). The number of Escrow Shares of each Seller is described in Exhibit B. Subject to Article VIII, no later than ten (10) business days following the first anniversary of the Closing, Purchaser shall deliver to the Sellers the Escrow Shares held back, less any amounts paid to satisfy indemnity obligations of Sellers, pursuant to Article VIII.

                            ARTICLE II - THE CLOSING

     Section 2.1 The Closing. The closing (the "Closing") of the sale and transfer of the Membership Interests by Sellers to Purchaser shall take place at the offices of DLA Piper Rudnick Gray Cary US LLP, 701 Fifth Avenue, Suite 7000, Seattle, Washington, at 10:00 a.m., Seattle, Washington time, on June 6, 2005, after the satisfaction and/or waiver of all conditions to closing set forth in
Article VII, unless another date or place is agreed in writing by Purchaser and Sellers (the "Closing Date").

     Section 2.2 Deliveries by Sellers. At the Closing, Sellers shall deliver to
Purchaser:

          (a) A Certificate in the form of attached Exhibit C from Sellers assigning all of the Company's Membership Interests to Purchaser and vesting in Purchaser good and valid title to the Membership Interests owned by such Seller free and clear of all Encumbrances;

          (b) The Spousal Consent in the form of attached Exhibit 2.2(b) from the spouse of Sellers;

          (c) A certification of non-foreign status for Sellers in the form and manner which complies with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder;

          (d) Each of the Sellers' signatures to the Registration Rights Agreement attached hereto as Exhibit D (the "Rights Agreement"); and

          (e) All other previously undelivered documents required to be delivered by this Agreement at or prior to the Closing in connection with the transactions contemplated by this Agreement (the "Transactions").

     Section 2.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Sellers:

          (a) Stock certificates representing the Stock Consideration, other than the Escrow Shares, as set forth on attached Exhibit B;

          (b) The Purchaser's signature to the Rights Agreement; and

          (c) Such other documents as are required by this Agreement and the other documents to be delivered by Purchaser to Sellers at or prior to the Closing in connection with the Transactions.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller represents and warrants to Purchaser as follows with respect to such Seller:

     Section 3.1 Share Ownership; Good Title Conveyed. Seller is the record and beneficial owner of the percentage ownership of the Membership Interests set forth next to such Seller's name on Exhibit B ("Seller's Membership Interests"). Seller's Membership Interests are now, and at all times through the Closing shall be, held by Seller, or by nominees or custodians for the sole and exclusive benefit of Seller, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever ("Encumbrances"), except for Encumbrances created by this Agreement and Encumbrances arising under the Securities Act or state securities laws. Seller does not own any securities, equity, debt, convertible or otherwise, issued by the Company other than Seller's Membership Interests, and does not have any right to acquire or possess any securities, equity, debt, convertible or otherwise, issued by the Company other than the Membership Interests, with the exception of the Notes payable by the Company to Mr. Allen and Mr. Stauffer that they have agreed to convert into shares of Purchaser common stock pursuant to this Agreement. Seller's spouse, if Seller has a spouse, will execute the Spousal Consent attached hereto as Exhibit 2.2(b).

     Section 3.2 Legal Power. Seller is competent and has all requisite power and authority to execute, deliver and perform this Agreement, the Rights Agreement and the other documents to which he is a party and to consummate the Transactions.

     Section 3.3 Enforceability. Each of this Agreement, the Rights Agreement and the other documents to which Seller is a party has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Sellers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 3.4 No Approvals or Notices Required; No Conflicts. The execution, delivery and performance of this Agreement, the Rights Agreement and the other documents by Seller, and the consummation of the Transactions, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Seller, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any natural person, partnership, corporation, limited liability company, business trust, joint membership interest company, trust, unincorporated association, joint venture, governmental entity or other entity or organization ("Person"), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, Encumbrance, obligation or liability to which Seller is a party or by which he is bound or to which any assets of Seller are subject, or (d) result in the creation of any Encumbrance upon the assets of Seller, or upon any of Seller's Membership Interests or other securities of the Company.

     Section 3.5 Claims Against the Company. With the exception of the Notes payable to Mr. Allen and Mr. Stauffer that such Sellers have agreed to convert into Stock Consideration pursuant to the terms of this Agreement, Seller does not have any past, present or contemplated claims against the Company or its officers or directors, and the Company owes no amount to Seller, including distributions on allocations of income.

     Section 3.6 Securities Law Representations and Warranties. Seller acknowledges that none of the shares of the Stock Consideration (collectively the "Securities") are being registered under the Securities Act, or applicable state securities laws, but is being offered and sold pursuant to exemptions from such laws, and that Purchaser's reliance upon such exemptions is predicated in part on Sellers' representations contained herein. Seller acknowledges that Purchaser is relying in part upon Sellers' representations and warranties contained herein for the purpose of qualifying the offer and sale of the Securities for applicable exemptions from registration or qualification pursuant to federal or state securities laws, rules and regulations. Seller acknowledges that the Securities may not be resold or offered for resale unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act as presently in effect and understands the resale provisions imposed thereby and by the Securities Act.

     Section 3.7 No Transfer. Seller covenants that in no event will such Seller dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until
(a) such Seller shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by Purchaser, such Seller shall have furnished Purchaser with an opinion of counsel reasonably satisfactory in form and substance to Purchaser to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and applicable state securities laws has been taken.

     Section 3.8 Legends. Each certificate representing the Securities is endorsed with the legend set fort in substantially the following form:

          (a) Federal Legend. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

          (b) Other Legends. Any other legends required by applicable state blue sky laws.

     Section 3.9 Purchase Entirely for Own Account. The Securities will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to distributing all or any part thereof; Seller has no present intention of selling, granting any participation in or otherwise distributing any of the Securities in a manner contrary to the Securities Act or any applicable state securities law, and Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person with respect to any of the Securities.

     Section 3.10 Due Diligence. Seller has been solely responsible for his own due diligence investigation of Purchaser and its business, and his analysis of the merits and risks of the investment made in the Securities through the Agreement, and is not relying on anyone else's analysis or investigation of Purchaser, its business or the merits and risks of the Securities other than professional advisors employed specifically by Seller to assist Seller. Seller is not relying on any representations made by or on behalf of Purchaser except those contained in Article V.

     Section 3.11 Access to Information. Seller believes he has been given sufficient information regarding Purchaser to enable Seller to make an informed decision regarding the Transactions.

     Section 3.12 Sophistication. Seller, either alone or with the assistance of his professional advisor, is a sophisticated investor, is able to fend for himself in the Transactions, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Securities.

     Section 3.13 Suitability. An investment in the Securities is suitable for Seller based upon his investment objectives and financial needs, and Seller has adequate net worth and means for providing for his current financial needs and contingencies and has no need for liquidity of an investment with respect to the Securities. Seller's overall commitment to investments that are illiquid or not readily marketable is not disproportionate to his net worth, and investment in the Securities will not cause such overall commitment to become excessive.

     Section 3.14 Professional Advice. Seller has obtained, to the extent he deems necessary, his own professional advice with respect to the risks inherent in the investment in the Securities, the condition of Purchaser and the suitability of the investment in the Securities in light of Seller's financial condition and investment needs.

     Section 3.15 Ability to Bear Risk. Seller is in a financial position to acquire and hold the Securities and is able to bear the economic risk and withstand a complete loss of his investment in the Securities. SELLER RECOGNIZES THAT AN INVESTMENT IN THE SECURITIES IS AN INVESTMENT INVOLVING A HIGH DEGREE OF RISK.

        ARTICLE IV - ADDITIONAL SELLERS' REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY

     Sellers represent and warrant to Purchaser regarding the Company that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date, except as provided on the Disclosure Schedule, in the form attached hereto as Exhibit E (the "Disclosure Schedule"). Each exception and each response set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement.

     Section 4.1 Organization; Qualification of the Company. The Company (a) is a limited liabilitiy company duly organized, validly existing and in good standing under the laws of the State of Utah; (b) has full corporate power and authority to carry on its business as it is being and as it is proposed to be conducted and to own and use the properties and assets it now owns; (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, prospects, assets, liabilities, condition (financial or otherwise) or results of operation (a "Material Adverse Effect") of the Company; and (d) has all requisite power and authority to execute and deliver this Agreement and the other documents to which the Company is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other documents to which the Company is a party. The Company has previously delivered to Purchaser complete and correct copies of the Company's articles of organization and Resolution of the Members, dated June 30, 2004, setting forth the amended percentage ownership of the Membership Interests of the Members. Section 4.1 of the Disclosure Schedule sets forth each jurisdiction in which the Company is qualified to do business as a foreign corporation. The Company is not obligated to purchase, and does not own, directly or indirectly, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any Person or have any direct or indirect equity or ownership interest in any Person, is not a partner in any partnership, or a member in any limited liability company, or a joint venturer in any joint venture. The Company does not have any subsidiaries.

     Section 4.2 Binding Agreement; Consents and Approvals; No Conflict, Default or Violation. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Neither the execution, delivery or performance of this Agreement or any other document by Sellers or the Company nor the consummation by Sellers or the Company of any of the Transactions will, directly or indirectly (with or without notice of lapse of time or both): (a) contravene, conflict with, or result in a violation of (i) any provision of the articles of organization or operating agreement of the Company, or (ii) any resolution adopted by the board of directors or the equity holders of the Company; (b) contravene, conflict with, or result in a violation of, or give any governmental entity or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any law to which Sellers or the Company, or any of the assets owned or used by the Company, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or approvals (collectively, the "Permits") that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which the Company or Sellers is a party, which would individually or in the aggregate have a Material Adverse Effect; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

     Section 4.3 Capitalization. The authorized capital membership interest of the Company consists of allocated percentages of the Membership Interests of the Company. One hundred percent (100%) of the Company's Membership Interests are issued and outstanding to Sellers. Except as set forth immediately above, (a) there are no equity securities of the Company authorized, issued or outstanding,
(b) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of the Company or securities convertible into or exchangeable or exercisable for such equity securities, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (c) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Membership Interests or other equity securities of the Company or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding Membership Interests of Company membership interest have been duly authorized, validly issued and are fully paid and nonassessable. All outstanding securities of the Company have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings to which any Sellers or the Company is a party with respect to the voting of the equity securities of the Company. The Membership Interests being purchased by Purchaser pursuant to this Agreement will, as of the Closing, constitute all of the outstanding securities, equity, debt, convertible or otherwise, of the Company.

     Section 4.4 Financial Statements.

          (a) Sellers have delivered to Purchaser complete and accurate copies of (i) the unaudited balance sheet of the Company as of December 31, 2004, and the unaudited statements of income, members' equity and cash flows for the period ended December 31, 2004, (ii) the unaudited balance sheet of the Company as of April 30, 2005 (the "Balance Sheet Date"), and (iii) the unaudited statement of income, members' equity and cash flows for the nine months ended April 30, 2005. All of the financial statements referred to in this Section 4.4(a) are collectively referred to herein as the "Financial Statements."

          (b) The Financial Statements, including the notes thereto, have been prepared from, are in accordance with, and accurately reflect, the books and records of the Company. The Financial Statements present fairly in all material respects the financial position and results of operations and cash flows of the Company as of the dates and for the periods indicated in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein (subject, in the case of unaudited statements to normally recurring year-end accruals and audit adjustments that are not material either individually or in the aggregate and the absence of notes). All revenue reported in the Financial Statements is properly recorded in the accounting period to which it relates in accordance with GAAP. All employee bonuses of any kind or nature whatsoever, including those payable in the event of a change of control of the Company, are reflected as accrued liabilities on the Financial Statements. All prepaid expenses of the Company, reflected in the Financial Statements or existing on the Closing Date, represent prepaid expenses actually made by the Company in the ordinary course of business and are recorded in the Company's books and have future value consistent with the presentation in the Financial Statements or on Section 4.4 of the Disclosure Schedule. The Company has properly accrued for all vacation and sick time in the Financial Statements.

     Section 4.5 No Undisclosed Liabilities. The Company has no liabilities or obligations, secured or unsecured, whether absolute, accrued, contingent, fixed or otherwise, whether known or unknown and whether or not due, including liabilities for taxes and all off-balance sheet liabilities and obligations (the "Liabilities"), except (a) as and to the extent set forth on the Financial Statements or (b) as otherwise specifically disclosed in the Disclosure Schedule. The consummation of the Transactions will not give rise to any Liabilities or cause any Liabilities to accrue.

     Section 4.6 Books and Records. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. True and complete copies of all minute books and all equity securities record books of the Company have heretofore been delivered to Purchaser. Section 4.6 of the Disclosure Schedule lists all bank and investment accounts of the Company, the institution at which each account is held, the account number of each account, and the primary account representative, if any.

     Section 4.7 Absence of Certain Changes. Since the Balance Sheet Date and except as required by this Agreement, the Company has conducted its business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

          (a) grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any equity securities; or, except as set forth on Section 4.7(a) of the Disclosure Schedule, declaration or payment of any dividend or other distribution or payment in respect of equity securities;

          (b) amendment to the articles of organization of the Company;

          (c) except as set forth in Section 4.7(c) of the Disclosure Schedule, entry into any employment, severance, or similar contract with any director, officer, consultant or executive employee;

          (d) adoption of, or increase in the payments to or benefits under, any employee benefit plan;

          (e) entry into, termination of, or receipt of notice (oral or written) of termination of any contract or transaction involving a total remaining commitment by or to the Company of greater than $10,000 individually or $25,000 in the aggregate (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), except for inventory purchases for which the Company has received a binding order from a customer, or increase, or change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) cancellation or waiver of any claims or rights with a value to the Company greater than $10,000 individually or $25,000 in the aggregate;

          (g) change in the accounting methods or practices used by the Company;

          (h) any new election or change in any existing election relating to Taxes (as defined in Section 4.16), settlement of any claim or assessment relating to Taxes, consent to any claim or assessment relating to Taxes, or waiver of the statute of limitations for any such claim or assessment;

          (i) write-down or write-off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

          (j) disposal or lapse of any rights to the use of any Company Intellectual Property (as defined in Section 4.17(a)), or disposal of or disclosure to any Person other than employees of the Company and representatives of Purchaser any trade secret, formula, process, know-how or other Company Intellectual Property not theretofore a matter of public knowledge;

          (k) payment, loan or advance of any amount to, or sale, transfer or lease of any properties or assets (real, personal or mixed, tangible or intangible) to, or agreement or arrangement with, any of its officers or directors or any affiliate of any of its officers or directors except as permitted by this Agreement; or

          (l) agreement, whether oral or written, by the Company to do any of the foregoing.

     Section 4.8 Title to Properties; Encumbrances; Condition of Properties. The Company has good, valid and marketable title to all the properties and assets reflected in the Financial Statements (except for property sold since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets purchased or otherwise acquired by the Company since the Balance Sheet Date. The rights, properties and other assets presently owned, leased or licensed by the Company include all such rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as such business has been conducted prior to the date hereof. The equipment owned or used by the Company is in good operating condition and repair (normal wear and tear experienced in the Company's ordinary course of business excepted) and are adequate for the uses to which they are being put.

     Section 4.9 Real Property; Leases. The Company has never owned, and does not currently own, any real property. The Company has valid and existing leasehold interests in all of the real property that it possesses or occupies (or has similar rights to possess, operate or occupy) pursuant to its leases (the "Leased Real Property"). Section 4.9 of the Disclosure Schedule contains a list of all leases for Leased Real Property, the rental payments due thereunder, and the expiration date of such leases. A true and complete copy of each lease has heretofore been delivered to Purchaser. Each lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each lease is free and clear of all Encumbrances.

     Section 4.10 Environmental Matters. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are, or to the Company's knowledge will be, required in order to comply with any such existing statute, law or regulation.

     Section 4.11 Contracts and Commitments.

          (a) Section 4.11(a) of the Disclosure Schedule sets forth a complete and accurate list and type (e.g., customer contract, vendor contract, etc.) of any contract, other than purchase orders, under which the Company has or may become subject to any obligation or Liability in excess of $10,000 (the "Applicable Contract"). The Company has not received any notice (oral or written) from any party to any such Applicable Contract of the termination or threatened termination thereof and to the knowledge of Sellers, none of the parties thereto has given notice that it intends to reduce the amount of business conducted with the Company or intends not to renew such contract on terms at least as favorable to the Company as those currently in effect. There are no material disputes with respect to any Applicable Contract. Each such Applicable Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and constitutes a legal, valid and binding obligation of each other Person that is a party thereto, enforceable against each such other Person in accordance with its terms. With respect to each such Applicable Contract, there is not any default or event that, with notice or lapse of time or both, would constitute a default. The Company is not in breach of any Applicable Contract, and there does not exist any condition under any Applicable Contract that constitutes a default or an event of default or will, with the giving of notice or the passage of time, constitute a default or an event of default under any Applicable Contract.

          (b) The Company has provided to Purchaser a complete and accurate copy of each written Applicable Contract set forth in the Disclosure Schedule.

          (c) Except as set forth in Section 4.11(c) of the Disclosure Schedule, to the knowledge of Sellers, there are no outstanding Applicable Contracts or proposals which will result in any loss to the Company upon completion or performance thereof.

          (d) Except as set forth in Section 4.11(d) of the Disclosure Schedule, the Company does not have any outstanding contracts with or any outstanding obligations to shareholders, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers.

          (e) Except as set forth in Section 4.11(e) of the Disclosure Schedule, the Company is not party to any employment agreement, or any other agreement, that contains any severance or termination pay or Liabilities.

          (f) Except for the Notes held Mr. Allen and Mr. Stauffer that are being cancelled and converted into Stock Consideration pursuant to the terms of this Agreement, the Company does not have outstanding any loan to any Person.

          (g) The Company is not restricted by agreement from carrying on its business anywhere in the world.

          (h) The Company is not subject to any noncompetition agreement or any similar restrictions in any agreement.

          (i) The Company does not have any Liabilities, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person.

          (j) The Company is not party to any contract pursuant to which it has agreed to indemnify another Person for consequential damages.

          (k) Section 4.11(k) of the Disclosure Schedule sets forth all contracts that contain exclusivity provisions of any kind, including exclusive agreements to buy or sell.

          (l) Section 4.11(l) of the Disclosure Schedule sets forth all Applicable Contracts that have a term greater than one year or that can only be terminated by the Company upon more than sixty (60) days notice.

          (m) Section 4.11(m) of the Disclosure Schedule lists all of the Company's capital lease obligations, the term thereof, and the periodic payments due thereunder;

          (n) Section 4.11(n) of the Disclosure Schedule sets forth all Applicable Contracts that include commitments to buy or sell products or services with an aggregate value in excess of $10,000; and

          (o) The Company is not a party to any contract or agreement, pursuant to which the cost of the Company's remaining obligations thereunder is reasonably likely to exceed the additional consideration to be received by the Company under such contract or agreement.

     Section 4.12 Insurance. Section 4.12 of the Disclosure Schedule sets forth a true and complete list of all insurance policies in force on the date hereof with respect to the business or assets of the Company. All such policies are in full force and effect, the Company has paid all premium installments due thereon, and the Company is otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) the Company has not received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policy or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) the Company has not received any notice from any of its insurance carriers that any insurance coverage presently provided for will not be available to the Company in the future, and
(d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company.

     Section 4.13 Litigation. There is no action, suit, inquiry, charge, proceeding or investigation (a "Proceeding") by or before any governmental entity pending or, to the knowledge of Sellers, threatened against or involving the Company, or which questions or challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions and there is no valid basis for any such action, proceeding or investigation. The Company is not subject to any judgment, order or decree.

     Section 4.14 Compliance with Laws. The Company has complied in all material respects and in a timely manner with all laws that affect the Company or its properties or assets, including all applicable privacy laws, and no notice, charge, claim, action or assertion has been received by the Company or has been filed, commenced or, to the knowledge of Sellers, threatened against the Company alleging any material violation of any law. The Company has not made or delivered any improper or unlawful payments or benefits to its vendors, customers, or any other Person to solicit or obtain business or to influence the terms on which business is done with the Company. All material Permits required under all laws to be held or secured by the Company are in full force and effect and will continue to be so upon consummation of the Transactions. The Permits listed in Section 4.14 of the Disclosure Schedule collectively constitute all of the material governmental authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner the Company currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which the Company currently owns and uses such assets.

     Section 4.15 Employee Benefit Plans. Sellers maintains for the benefit of current or former employees of Sellers only those employee benefit plans listed in Section 4.15 of the Disclosure Schedule. Sellers is not now and has not been in the past a contributing employer to any "multi-employer plan" as described in
Section 4001(a)(3) of ERISA with respect to its employees.

     Section 4.16 Tax Matters. All Tax Returns required to be filed by the Company have been filed and all such returns are true, complete, and correct in all material respects, including all sales and use tax returns. All Taxes that are due or claimed to be due by a Tax Authority from the Company have been paid, including all sales and/or use taxes. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any assets or properties of the Company. No audits are presently pending with regard to any Taxes or Tax Returns of the Company, and the Company has not received written notification that any such Audit is threatened, contemplated, or may be initiated. Section 4.16 of the Disclosure Schedule contains a list of audits that were concluded with respect to any Taxes or Tax Returns of the Company. To the knowledge of Sellers, no deficiency or adjustment for any Taxes has been proposed, asserted, threatened, or assessed against the Company. To the knowledge of Sellers, no issue has been raised by any Tax Authority that could reasonably be expected to result in a material proposed deficiency or adjustment for any period ending on or prior to Closing. The Company has not waived any statutory period of limitations applicable to the assessment of any Taxes. The Company has not received written notice of, and to the knowledge of Sellers no factual basis exists that would support, any claim made by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company is not a party to, is not bound by and does not have any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. Except as set forth in Section 4.16 of the Disclosure Schedule, the Company has not (i) received a ruling from any Tax Authority or signed an agreement with respect thereto or (ii) signed any closing agreement with respect to any Tax year. The Company has delivered or made available to Purchaser complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued to the Company by a governmental entity relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company and (ii) all closing agreements entered into by the Company with any Tax Authority in each case existing on the date hereof. The Company has complied with all laws relating to the payment and withholding of Taxes and is not liable for any Taxes for failure to comply with such laws. The Company has not filed (and was not required to file) with respect to any item a disclosure statement pursuant to Section 6662 of the Code. The Company has not filed any agreement or consent under Section 341(f) of the Code. The Company has never been a member of an affiliated group filing a consolidated federal Tax Return (or similar state or local filing group). Section 4.16 of the Disclosure Schedule sets forth all jurisdictions in which the Company is licensed to do business, all the jurisdictions in which the Company collects and remits sales or use taxes. The consummation of the Transactions will not give rise to an excise tax under Section 280G or 4999 of the Code. The amount of the Company's liability for unpaid Taxes (other than state or federal income taxes that are the responsibility of Sellers) for all periods ending on or before the date of this Agreement do not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to the Company as of the date of this Agreement, and the amount of the Company's liability for such unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Financial Statements. For purposes of this Agreement, "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding, e.g., employment taxes), including any interest, additions to tax, or penalties applicable thereto. For purposes of this Agreement, "Tax Authority" shall mean the Internal Revenue Service and any other national, regional, state, municipal, foreign or other governmental or regulatory authority or administrative body responsible for the administration of any Taxes. For purposes of this Agreement, "Tax Return" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns or other documents and any amendments thereto or required to be filed with a Tax Authority.

     Section 4.17 Intellectual Property Rights.

          (a) Except for rights licensed from third parties ("Third Party IP"), the Company owns all right, title and interest in and has legally enforceable rights to exclusively use and exploit without limitation all of the Company's intellectual property of any kind whatsoever, including, without limitation, the trademarks (including the names, registrations and applications for such trademarks), copyrights, patents (including patent applications), domain names and registrations for such domain names ("Company Intellectual Property") free and clear of all Encumbrances, except as set forth in Section 4.17(a) of the Disclosure Schedule. Except for Third Party IP, no person other than the Company has any right, claim or interest in or with respect to any such Company Intellectual Property. With respect to all Third Party IP that is included in the Company Intellectual Property, the Company has obtained legally enforceable rights to use such Third Party IP in the manner in which they are currently used, or are reasonably contemplated to be used, with respect to the Company's Business. There is no unauthorized use, disclosure or misappropriation of the Company Intellectual Property by any employee or former employee of the Company or by any other third party. Section 4.17(a) of the Disclosure Schedule is an accurate and complete list of all patents, trademarks, and registered copyrights currently used in the Company's business, all of which are included in the Company Intellectual Property. The Company Intellectual Property comprises all of the intellectual property necessary for Purchaser to conduct and operate the Business as now being conducted by the Company.

          (b) Immediately after the Closing, Purchaser will own all of the Company Intellectual Property (except for Third Party IP).

          (c) The Company is not in breach of any license, sublicense or other agreement relating to the Company Intellectual Property. Neither the execution, delivery or performance of this Agreement or any of the other documents, nor the consummation of the Transactions contemplated hereunder will contravene, conflict with or result in an infringement on Purchaser's right to own or use any Company Intellectual Property.

          (d) The Company has taken commercially reasonable and customary measures and precautions as necessary to protect and maintain the value of all Company Intellectual Property.

          (e) The execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions will not give rise to any right of any third party to terminate, impair or alter any of the Company's rights in and to any Company Intellectual Property.

          (f) The Company does not employ any person in a manner that violates any noncompetition or nondisclosure agreement that such person entered into in connection with his or her employment or activities at any time prior to employment by the Company.

     Section 4.18 Labor Matters. The Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company. None of the employees of the Company is represented by any labor organization and, to the knowledge of the Company, there have been no union organizing activities among the employees of the Company within the past five years, nor does any question concerning representation exist concerning such employees, and there are no negotiations or discussions currently pending or occurring with any union or employee association regarding any collective bargaining agreement or which might otherwise effect the Company. There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company and during the past five years there has not been any such action. There is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any governmental entity. There is presently no pending grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company.

     Section 4.19 Employee Matters. Section 4.19 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee and consultant of the Company, including each employee on leave of absence: name; job title and date of hire; current compensation paid or payable (including bonus, if any) and any change in compensation since the Balance Sheet Date. There are no employment or consulting contracts or severance agreements with any employees or consultants of the Company and all employees are employed "at will." No employees are entitled to any share of the income of the business. To the knowledge of Sellers, no governmental entity responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company, and no such investigation is in progress. The Company has at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, immigration, and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law. Sellers has no knowledge that the consummation of the Transactions is reasonably likely to result in the departure of any of Company's employees. To the knowledge of Sellers, no employee of the Company has breached any agreement to keep in confidence information acquired by that employee in confidence or in trust prior to that employee's employment with the Company, nor has any such employee, through his or her employment by the Company, breached any noncompetition, nonsolicitation or noninterference agreement.

     Section 4.20 Warranties. The Company's Liability for any type of warranty or warranties does not exceed $10,000. The Company is in compliance with all applicable laws and registration or licensing requirements with respect to all of its warranties.

     Section 4.21 Disputed Accounts Payable. The Company has no disputes with payees of its accounts payable, or unpaid invoices or bills representing amounts alleged to be owed by the Company, or other alleged obligations of the Company, which the Company has disputed or determined to dispute or refuse to pay, which individually or in the aggregate exceed $10,000.

     Section 4.22 Customers and Vendors/Suppliers. There has not been any material adverse change in the business relationship of the Company with any customer who accounted for more than five percent (5%) of the Company's annual sales during the period from the Balance Sheet Date to the date hereof or any supplier or vendor from whom the Company purchased more than ten percent (10%) of its goods or services during the same period. The Company has sufficient systems in place to account for and track vendor or supplier rebates, and the Company has not improperly billed any supplier or vendor for any rebate, and there are no current disputes or indications from vendors or suppliers of disputes regarding such rebates. There are no unrecorded Liabilities to customers and/or vendors where rights of audit exist on invoice pricing which would violate pricing agreements, including any most-favored nation clauses, outlined in any vendor authorizations, statements of work, or other customer contracts. No customer or supplier or vendor has given the Company notice that it is entitled to or intends to exercise any right of set off or discount against amounts owed to or becoming owning to the Company. The Company does not owe any supplier or vendor or customer any amounts that are not reflected on the Financial Statements or incurred in the ordinary course of business, consistent in amount with past practice, and not prohibit by this Agreement, since the Balance Sheet Date. There are no current disputes or controversies with any of the Company's customers or vendors that would in the aggregate be adverse to the Company in an amount in excess of $10,000.

     Section 4.23 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company, any Sellers or any of their Affiliates in connection with any of the Transactions.

     Section 4.24 Affiliate and Related Party. Except for the Notes held by Mr. Allen and Mr. Stauffer that are being cancelled and converted into Stock Consideration pursuant to the terms of this Agreement, the Company has not entered into and is not subject to any transaction with any Person related to Sellers by blood or marriage or otherwise (an "Affiliate Transaction"). Upon the Closing of the Transactions, the Company will not be subject to any Affiliate Transaction or related party and will not have any Liabilities or obligations to any Sellers or Person related to any Sellers or any affiliate of the Company, other than pursuant to this Agreement or the other documents.

     Section 4.25 No Material Adverse Change. Since the Balance Sheet Date, there has not been any material adverse change in the business, properties, prospects, assets, liabilities, condition (financial or otherwise) or results of operation of the Company (a "Material Adverse Change"), and no event has occurred or circumstance exists except for those that could not, individually or in the aggregate, reasonably be expected to result in such a Material Adverse Change.

     Section 4.26 Full Disclosure. No representation or warranty by Sellers or the Company contained in this Agreement or the other documents and no statement contained in any document, certificate, or other writing furnished or to be furnished by or on behalf of Sellers or the Company to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the Transactions contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     Section 4.27 Distributions. Since the Balance Sheet Date, the Company has made no cash payments or distributions to Sellers that would have the effect of reducing the Members' Equity of the Business (as defined in Section 7.1(d)).

       ARTICLE V - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Sellers that all of the statements contained in this Article V are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception set forth in the disclosure schedule delivered by Purchaser to Sellers (the "Purchaser Disclosure Schedule") and each other response to this Agreement set forth in Purchaser Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement.

     Section 5.1 Organization; Legal Power; Qualification of Purchaser. Purchaser (a) is a corporation duly organized and validly existing under the laws of the State of Washington; (b) has full corporate power and authority to carry on its business as it is being and as it is proposed to be conducted and to own and use the properties and assets it now owns; (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (d) has all requisite power and authority to execute and deliver this Agreement, the Rights Agreement and the other documents to which Purchaser is a party and perform its obligations hereunder and thereunder; and (e) has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Rights Agreement and the other documents to which Purchaser is a party. Purchaser has previously delivered to Seller complete and correct copies of Purchaser's charter and bylaws as presently in effect. Section 5.1 of the Purchaser Disclosure Schedule sets forth each jurisdiction in which Purchaser is qualified to do business as a foreign corporation. Other than as specifically disclosed in Section 5.1 of the Purchaser Disclosure Schedule, Purchaser is not obligated to purchase, and does not own, directly or indirectly, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any Person or have any direct or indirect equity or ownership interest in any Person, is not a partner in any partnership, or a member in any limited liability company, or a joint venturer in any joint venture.

     Section 5.2 Binding Agreement; Consents and Approvals; No Conflict, Default or Violation. This Agreement and the Rights Agreement have been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except as set forth in Section 5.2 of the Purchaser Disclosure Schedule, neither the execution, delivery or performance of this Agreement, the Rights Agreement or any other document by Purchaser nor the consummation by Purchaser of any of the Transactions will, directly or indirectly (with or without notice of lapse of time or both): (a) contravene, conflict with, or result in a violation of (i) any provision of the articles of incorporation or bylaws of Purchaser, or (ii) any resolution adopted by the board of directors or the equity holders of Purchaser; (b) contravene, conflict with, or result in a violation of, or give any governmental entity or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any law to which Purchaser, or any of the assets owned or used by

Purchaser, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by Purchaser or that otherwise relates to the business of, or any of the assets owned or used by, Purchaser; (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which Purchaser is a party, which would individually or in the aggregate have a Material Adverse Effect; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Purchaser.

     Section 5.3 Valid Issuance of Securities. The Stock Consideration that is being issued to the Sellers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement, the Stock Consideration will be issued in compliance with all applicable federal and state securities laws. The issuance and sale of the Stock Consideration is not and will not be subject to any preemptive right or other similar right that has not been complied with or duly waived.

     Section 5.4 Capitalization. The authorized capital stock of Purchaser consists of 35,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock, of which 5,500,000 shares are designated Series A Preferred Stock. The issued and outstanding shares of Common Stock and Series A Preferred Stock are set forth in Section 5.4 of the Purchaser Disclosure Schedule. Except as set forth in Section 5.4 of the Purchaser Disclosure Schedule, (a) there are no equity securities of Purchaser authorized, issued or outstanding, (b) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Purchaser, obligating Purchaser to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of Purchaser or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (c) there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Shares or other equity securities of Purchaser or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Purchaser's capital stock have been duly authorized, validly issued and are fully paid and nonassessable. All outstanding securities of Purchaser have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of the equity securities of Purchaser.

     Section 5.5 Financial Statements.

          (a) Purchaser has delivered to Sellers complete and accurate copies of
(i) the audited balance sheet of Purchaser as of December 31, 2004, and the audited statements of income, shareholders' equity and cash flows for the period ended December 31, 2004, (ii) the unaudited balance sheet of Purchaser as of March 31, 2005 (the "Purchaser Balance Sheet Date"), and (iii) the unaudited statement of income, shareholders' equity and cash flows for the three months ended March 31, 2005. All of the financial statements referred to in this
Section 5.5(a) are collectively referred to herein as the "Purchaser Financial Statements."

          (b) The Purchaser Financial Statements, including the notes thereto, have been prepared from, are in accordance with, and accurately reflect, the books and records of Purchaser. The Purchaser Financial Statements present fairly in all material respects the financial position and results of operations and cash flows of Purchaser as of the dates and for the periods indicated in conformity with GAAP applied on a consistent basis, except as otherwise noted therein (subject, in the case of unaudited statements to normally recurring year-end accruals and audit adjustments that are not material either individually or in the aggregate and the absence of notes). All revenue reported in the Purchaser Financial Statements is properly recorded in the accounting period to which it relates in accordance with GAAP. All employee bonuses of any kind or nature whatsoever, including those payable in the event of a change of control of Purchaser, are reflected as accrued liabilities on the Purchaser Financial Statements. All prepaid expenses of Purchaser, reflected in the Purchaser Financial Statements or existing on the Closing Date, represent prepaid expenses actually made by Purchaser in the ordinary course of business and are recorded in Purchaser's books and have future value consistent with the presentation in the Purchaser Financial Statements or on Section 5.5 of the Purchaser Disclosure Schedule. Purchaser has properly accrued for all vacation and sick time in the Purchaser Financial Statements.

     Section 5.6 No Undisclosed Liabilities. Purchaser has no Liabilities, except (a) as and to the extent set forth on the Financial Statements or (b) as otherwise specifically disclosed in the Purchaser Disclosure Schedule. The consummation of the Transactions will not give rise to any Liabilities or cause any Liabilities to accrue.

     Section 5.7 Books and Records. The books and records of Purchaser are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. True and complete copies of all minute books and all equity securities record books of Purchaser have heretofore been delivered to Sellers.

     Section 5.8 Absence of Certain Changes. Since the Balance Sheet Date and except as required by this Agreement, Purchaser has conducted its business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

          (a) grant of any registration rights; purchase, redemption, retirement, or other acquisition by Purchaser of any equity securities; or, except as set forth on Section 5.8(a) of the Purchaser Disclosure Schedule, declaration or payment of any dividend or other distribution or payment in respect of equity securities;

          (b) amendment to the articles of incorporation, charter or bylaws of Purchaser;

          (c) except as set forth in Section 5.8(c) of the Purchaser Disclosure Schedule, entry into any employment, severance, or similar contract with any director, officer, consultant or executive employee;

          (d) adoption of, or increase in the payments to or benefits under, any employee benefit plan;

          (e) entry into, termination of, or receipt of notice (oral or written) of termination of any contract or transaction involving a total remaining commitment by or to Purchaser of greater than $50,000 individually or $100,000 in the aggregate (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), except for inventory purchases for which Purchaser has received a binding order from a customer, or increase, or change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) cancellation or waiver of any claims or rights with a value to Purchaser greater than $50,000 individually or $100,000 in the aggregate;

          (g) change in the accounting methods or practices used by Purchaser;

          (h) any new election or change in any existing election relating to Taxes, settlement of any claim or assessment relating to Taxes, consent to any claim or assessment relating to Taxes, or waiver of the statute of limitations for any such claim or assessment;

          (i) write-down or write-off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

          (j) disposal or lapse of any rights to the use of any Purchaser Intellectual Property (as defined in Section 5.15(a)), or disposal of or disclosure to any Person other than employees of the Purchaser and representatives of Purchaser any trade secret, formula, process, know-how or other Purchaser Intellectual Property not theretofore a matter of public knowledge;

          (k) payment, loan or advance of any amount to, or sale, transfer or lease of any properties or assets (real, personal or mixed, tangible or intangible) to, or agreement or arrangement with, any of its officers or directors or any affiliate of any of its officers or directors except as permitted by this Agreement; or

          (l) agreement, whether oral or written, by Purchaser to do any of the foregoing.

     Section 5.9 Title to Properties; Encumbrances; Condition of Properties. Purchaser has good, valid and marketable title to all the properties and assets reflected in the Financial Statements (except for property sold since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets purchased or otherwise acquired by Purchaser since the Balance Sheet Date. The rights, properties and other assets presently owned, leased or licensed by Purchaser include all such rights, properties and other assets necessary to permit Purchaser to conduct its business in all material respects in the same manner as such business has been conducted prior to the date hereof. The equipment owned or used by Purchaser is in good operating condition and repair (normal wear and tear experienced in the Purchaser's ordinary course of business excepted) and are adequate for the uses to which they are being put.

     Section 5.10 Environmental Matters. To its knowledge, Purchaser is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are, or to Purchaser's knowledge will be, required in order to comply with any such existing statute, law or regulation.

     Section 5.11 Litigation. There is no Proceeding by or before any governmental entity pending or, to the knowledge of Purchaser, threatened against or involving Purchaser, or which questions or challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions and there is no valid basis for any such action, proceeding or investigation. Purchaser is not subject to any judgment, order or decree.

     Section 5.12 Compliance with Laws. Purchaser has complied in all material respects and in a timely manner with all laws that affect Purchaser or its properties or assets, including all applicable privacy laws, and no notice, charge, claim, action or assertion has been received by Purchaser or has been filed, commenced or, to the knowledge of Purchaser, threatened against Purchaser alleging any material violation of any law. Purchaser has not made or delivered any improper or unlawful payments or benefits to its vendors, customers, or any other Person to solicit or obtain business or to influence the terms on which business is done with Purchaser. All material Permits required under all laws to be held or secured by Purchaser are in full force and effect and will continue to be so upon consummation of the Transactions. The Permits listed in Section 5.12 of the Purchaser Disclosure Schedule collectively constitute all of the material governmental authorizations necessary to permit Purchaser to lawfully conduct and operate its business in the manner Purchaser currently conducts and operates such businesses and to permit Purchaser to own and use its assets in the manner in which Purchaser currently owns and uses such assets.

     Section 5.13 Employee Benefit Plans. Purchaser maintains for the benefit of current or former employees of Purchaser only those employee benefit plans listed in Section 5.13 of the Purchaser Disclosure Schedule. Purchaser is not now and has not been in the past a contributing employer to any "multi-employer plan" as described in Section 4001(a)(3) of ERISA with respect to its employees.

     Section 5.14 Tax Matters. All Tax Returns required to be filed by Purchaser have been filed and all such returns are true, complete, and correct in all material respects, including all sales and use tax returns. All Taxes that are due or claimed to be due by a Tax Authority from Purchaser have been paid, including all sales and/or use taxes. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any assets or properties of Purchaser. No audits are presently pending with regard to any Taxes or Tax Returns of Purchaser, and Purchaser has not received written notification that any such Audit is threatened, contemplated, or may be initiated. Section 5.14 of the Purchaser Disclosure Schedule contains a list of audits that were concluded with respect to any Taxes or Tax Returns of Purchaser. To the knowledge of Purchaser, no deficiency or adjustment for any Taxes has been proposed, asserted, threatened, or assessed against Purchaser. To the knowledge of Purchaser, no issue has been raised by any Tax Authority that could reasonably be expected to result in a material proposed deficiency or adjustment for any period ending on or prior to Closing. Purchaser has not waived any statutory period of limitations applicable to the assessment of any Taxes. Purchaser has not received written notice of, and to the knowledge of Purchaser no factual basis exists that would support, any claim made by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Purchaser is not a party to, is not bound by and does not have any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. Except as set forth in Section
5.14 of the Purchaser Disclosure Schedule, Purchaser has not (i) received a ruling from any Tax Authority or signed an agreement with respect thereto or
(ii) signed any closing agreement with respect to any Tax year. Purchaser has delivered or made available to Sellers complete and accurate copies of each of
(i) all audit reports, letter rulings, technical advice memoranda and similar documents issued to Purchaser by a governmental entity relating to the United States federal, state, local or foreign Taxes due from or with respect to Purchaser and (ii) all closing agreements entered into by Purchaser with any Tax Authority in each case existing on the date hereof. Purchaser has complied with all laws relating to the payment and withholding of Taxes and is not liable for any Taxes for failure to comply with such laws. Purchaser has not filed (and was not required to file) with respect to any item a disclosure statement pursuant to Section 6662 of the Code. Purchaser has not filed any agreement or consent under Section 341(f) of the Code. Purchaser has never been a member of an affiliated group filing a consolidated federal Tax Return (or similar state or local filing group). Section 5.14 of the Purchaser Disclosure Schedule sets forth all jurisdictions in which Purchaser is licensed to do business, all the jurisdictions in which Purchaser collects and remits sales or use taxes. The consummation of the Transactions will not give rise to an excise tax under
Section 280G or 4999 of the Code. The amount of Purchaser's liability for unpaid Taxes (other than state or federal income taxes that are the responsibility of Sellers) for all periods ending on or before the date of this Agreement do not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to Purchaser as of the date of this Agreement, and the amount of Purchaser's liability for such unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Financial Statements.

     Section 5.15 Intellectual Property Rights.

          (a) Except for Third Party IP, Purchaser owns all right, title and interest in and has legally enforceable rights to exclusively use and exploit without limitation all of Purchaser's intellectual property of any kind whatsoever, including, without limitation, the trademarks (including the names, registrations and applications for such trademarks), copyrights, patents (including patent applications), domain names and registrations for such domain names ("Purchaser Intellectual Property") free and clear of all Encumbrances. Except for Third Party IP, no person other than Purchaser has any right, claim or interest in or with respect to any such Purchaser Intellectual Property. With respect to all Third Party IP that is included in the Purchaser Intellectual Property, Purchaser has obtained legally enforceable rights to use such Third Party IP in the manner in which they are currently used, or are reasonably contemplated to be used, with respect to the Purchaser's Business. There is no unauthorized use, disclosure or misappropriation of the Purchaser Intellectual Property by any employee or former employee of Purchaser or by any other third party. Section 5.15(a) of the Purchaser Disclosure Schedule is an accurate and complete list of all patents, trademarks, and registered copyrights currently used in Purchaser's business, all of which are included in the Purchaser Intellectual Property. The Purchaser Intellectual Property comprises all of the intellectual property necessary for Purchaser to conduct and operate the Business.

          (b) Immediately after the Closing, Purchaser will own all of the Purchaser Intellectual Property (except for Third Party IP).

          (c) Purchaser is not in breach of any license, sublicense or other agreement relating to the Purchaser Intellectual Property. Neither the execution, delivery or performance of this Agreement or any of the other documents, nor the consummation of the Transactions contemplated hereunder will contravene, conflict with or result in an infringement on Purchaser's right to own or use any Purchaser Intellectual Property.

          (d) Purchaser has taken commercially reasonable and customary measures and precautions as necessary to protect and maintain the value of all Purchaser Intellectual Property.

          (e) The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the Transactions will not give rise to any right of any third party to terminate, impair or alter any of the Purchaser's rights in and to any Purchaser Intellectual Property.

          (f) Purchaser does not employ any person in a manner that violates any noncompetition or nondisclosure agreement that such person entered into in connection with his or her employment or activities at any time prior to employment by the Purchaser.

     Section 5.16 Labor Matters. Purchaser is not a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of Purchaser. None of the employees of Purchaser is represented by any labor organization and, to the knowledge of Purchaser, there have been no union organizing activities among the employees of Purchaser within the past five years, nor does any question concerning representation exist concerning such employees, and there are no negotiations or discussions currently pending or occurring with any union or employee association regarding any collective bargaining agreement or which might otherwise effect Purchaser. There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the knowledge of Purchaser, threatened against or affecting Purchaser and during the past five years there has not been any such action. There is no unfair labor practice charge or complaint against Purchaser pending, or to the knowledge of

Purchaser, threatened against or affecting Purchaser and during the past five years there has not been any such action. There is no unfair labor practice charge or complaint against Purchaser pending or, to the knowledge of Purchaser, threatened before the National Labor Relations Board or any governmental entity. There is presently no pending grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Purchaser.

     Section 5.17 Employee Matters. To the knowledge of Purchaser, no governmental entity responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to Purchaser, and no such investigation is in progress. Purchaser has at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, immigration, and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law. Purchaser has no knowledge that the consummation of the Transactions is reasonably likely to result in the departure of any of Purchaser's employees. To the knowledge of Purchaser, no employee of Purchaser has breached any agreement to keep in confidence information acquired by that employee in confidence or in trust prior to that employee's employment with Purchaser, nor has any such employee, through his or her employment by Purchaser, breached any noncompetition, nonsolicitation or noninterference agreement.

     Section 5.18 Warranties. Purchaser's Liability for any type of warranty or warranties does not exceed $100,000. Purchaser is in compliance with all applicable laws and registration or licensing requirements with respect to all of its warranties.

     Section 5.19 Disputed Accounts Payable. Purchaser has no disputes with payees of its accounts payable, or unpaid invoices or bills representing amounts alleged to be owed by Purchaser, or other alleged obligations of Purchaser, which Purchaser has disputed or determined to dispute or refuse to pay, which individually or in the aggregate exceed $10,000.

     Section 5.20 Customers and Vendors/Suppliers. There has not been any material adverse change in the business relationship of Purchaser with any customer who accounted for more than five percent (5%) of Purchaser's annual sales during the period from the Balance Sheet Date to the date hereof or any supplier or vendor from whom Purchaser purchased more than ten percent (10%) of its goods or services during the same period. Purchaser has sufficient systems in place to account for and track vendor or supplier rebates, and Purchaser has not improperly billed any supplier or vendor for any rebate, and there are no current disputes or indications from vendors or suppliers of disputes regarding such rebates. There are no unrecorded Liabilities to customers and/or vendors where rights of audit exist on invoice pricing which would violate pricing agreements, including any most-favored nation clauses, outlined in any vendor authorizations, statements of work, or other customer contracts. No customer or supplier or vendor has given Purchaser notice that it is entitled to or intends to exercise any right of set off or discount against amounts owed to or becoming owning to Purchaser. Purchaser does not owe any supplier or vendor or customer any amounts that are not reflected on the Financial Statements or incurred in the ordinary course of business, consistent in amount with past practice, and not prohibited by this Agreement, since the Balance Sheet Date. There are no current disputes or controversies with any of Purchaser's customers or vendors that would in the aggregate be adverse to Purchaser in an amount in excess of $10,000.

     Section 5.21 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from Purchaser or any of its Affiliates in connection with any of the Transactions.

     Section 5.22 No Material Adverse Change. Since the Balance Sheet Date, there has not been any Material Adverse Change of Purchaser, and no event has occurred or circumstance exists except for those that could not, individually or in the aggregate, reasonably be expected to result in such a Material Adverse Change.

     Section 5.23 Due Diligence. Purchaser has been solely responsible for his own due diligence investigation of the Company and its business, and Purchaser's analysis of the merits and risks of the investment made in the Membership Interests through the Agreement, and is not relying on anyone else's analysis or investigation of the Company, its business or the merits and risks of the Membership Interests other than professional advisors employed specifically by Purchaser to assist Purchaser. Purchaser is not relying on any representations made by or on behalf of Sellers except those contained in Articles III and IV.

     Section 5.24 Access to Information. Purchaser believes it has been given sufficient information regarding the Company and the Membership Interests to enable Purchaser to make an informed decision regarding the Transactions.

     Section 5.25 Registration Rights. Except as set forth in the Rights Agreement and certain piggyback registration rights granted to WindyPoint Capital Corporation, the Company has not granted or agreed to grant any rights to register stock, including piggyback registration rights, to any person or entity.

     Section 5.26 Full Disclosure. No representation or warranty by Purchaser contained in this Agreement or the other documents and no statement contained in any document, certificate, or other writing furnished or to be furnished by or on behalf Purchaser to Sellers or any of Sellers' representatives pursuant to the provisions hereof or in connection with the Transactions contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                             ARTICLE VI - COVENANTS

     Section 6.1 Interim Operations of the Company. The Sellers and the Company covenant and agrees that, from the date hereof and prior to the Closing Date, except as expressly provided in this Agreement or as may be agreed in writing by
Purchaser:

          (a) the business of the Company shall be conducted in the same manner as heretofore conducted and only in the ordinary course consistent with past practice, and the Sellers, and the Company shall use their best efforts to preserve the business organization of the Company, keep available the services of the current officers and employees and maintain the existing relations with customers, suppliers, creditors, business partners and others having business dealings with the Company; and

          (b) the Company shall not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied, or would make any representation or warranty of the Company or the Sellers contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Company, Purchaser, or the Sellers to consummate the Closing in accordance with the terms hereof or materially delay such consummation.

     Section 6.2 Access; Confidentiality.

          (a) Between the date of this Agreement and the Closing, the Sellers shall cause the Company to, and the Company shall, (i) with the prior consent of the Sellers, afford Purchaser and its authorized representatives reasonable access to the officers, employees, agents, properties, offices, plants and other facilities, books, and records, auditor's work papers, (ii) with the prior consent of the Sellers, permit Purchaser to contact customers and vendors of the Company, (iii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish Purchaser with such financial and operating data and other information as Purchaser may from time to time reasonably request. From the date hereof until the time of Closing, the Company shall provide Purchaser with monthly and other financial statements of the Company as they become available internally at the Company. Purchaser and its authorized representatives shall conduct all such inspections in a manner that is reasonably designed to limit disruptions to the business and operations of the Company.

          (b) Except as required by applicable law or governmental entity, the Company, Sellers, and Purchaser shall not, and shall not permit any of their respective affiliates or representatives to, (i) make any public announcement in respect of this Agreement or the Transactions, (ii) discuss or disclose the contents and/or existence of this Agreement or the Transactions, or (iii) discuss the nature of the Transactions or any other matter, directly or indirectly, relating to this Agreement, without the prior written consent of Purchaser. Company and the Sellers agree to cooperate with Purchaser, as necessary, at or following the Closing in making a public announcement in respect of this Agreement and the Transactions as required by law, as determined by Purchaser in its sole discretion.

     Section 6.3 Efforts and Actions to Cause Closing to Occur. Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, the Sellers, and the Company shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing.

     Section 6.4 Notification of Certain Matters.

          (a) From time to time prior to the Closing, the Sellers and Purchaser shall promptly supplement or amend their respective Disclosure Schedules with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule.

          (b) The Company, Sellers and Purchaser shall give notice to the relevant counterparty promptly after becoming aware of: (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Article VII to be unsatisfied in any respect at any time from the date hereof to the Closing Date and (ii) any material failure of the Sellers, the Company, Purchaser, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     Section 6.5 Further Assurances. In case at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement and to satisfy the conditions set forth in Article VII, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

     Section 6.6 Exclusivity. From the date hereof until the earliest to occur of (i) the Closing Date, or (ii) June 10, 2005, the Company and the Sellers will not (and will use their respective best efforts to assure that the Company's officers, directors, employees, agents and affiliates do not on the Company's behalf) take any action to solicit, initiate, seek, encourage, respond to, or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any Person (other than Purchaser) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of a material portion of the equity or assets of the Company. The Company and the Sellers represent and warrant that any such negotiations in progress as of April 22, 2005, were terminated or suspended on or before such date. The Company and the Sellers will immediately notify Purchaser regarding any contact by any Person (other than Purchaser) regarding any offer, proposal or inquiry regarding any such acquisition or financing of the Company.

     Section 6.7 Tax Matters.

          (a) Purchaser and the Company shall be responsible for, and shall have ultimate discretion with respect to all Tax Returns required to be filed by the Company after the Closing Date. Sellers shall be responsible for any Taxes with respect to periods ending on or before the Closing Date.

          (b) After the Closing Date, Sellers shall (i) provide, or cause to be provided, to Purchaser such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return or any Audit of the Company, and (ii) retain, or cause to be retained, for so long as any such Taxable years or audits. shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or audits. The assistance provided for in this Section 6.7(c) shall include, without limitation, providing, or causing to be provided, such information as might reasonably be expected to be of use in connection with any such Tax Returns or Audits, including without limitation records, returns, schedules, documents, work papers, opinions, letters or memoranda, or other relevant materials relating thereto.

     Section 6.8 Sellers' Release.

          (a) Effective upon the Closing, Sellers hereby irrevocably release and forever discharge the Company and the Company's past, present and future officers, directors, employees, agents, shareholders, partners, managers, successors, representatives, assigns and affiliates (other than Purchaser) (the "Releasees"), as the case may be, from (i) any and all claims, liabilities, costs, expenses, rights, causes of action, suits, litigation, proceedings, arbitrations, demands, however arising, whether at law or equity, actual or contingent, known or unknown arising solely out of, or relating solely to, the Sellers' ownership (direct or indirect) of any debt or equity interests in the Company (including, the shares of Company Membership interest) and (ii) any and all obligations, whether previously or now existing, up to and through the Closing Date, which the Company may have to, or have incurred for the benefit or on behalf of, Sellers, whether pursuant to law, contract, provision of the Company's articles of organization or otherwise, arising solely out of, or relating solely to, the Sellers' ownership (direct or indirect) of any debt or equity interests in the Company (including, without limitation, the shares of Company Membership interest); provided, that this release shall not extend to claims or obligations arising out of, or relating to this Agreement or consummation of the Transactions.

          (b) Sellers acknowledge and agree that the consideration received by Sellers for the execution and delivery of this Agreement, including the consideration received by Sellers for the shares of Company Membership interest, was fully negotiated and bargained for and constitutes full and fair consideration for the agreements and releases by Sellers set forth in this Agreement.

          (c) Sellers confirm that they have each carefully read the provisions of this Section 6.8 and that they have each reviewed such provisions with an attorney and have consulted therewith regarding their rights and obligations hereunder, that they have had ample and sufficient opportunity to consider the terms of this Section 6.8 without duress or coercion. Accordingly, Sellers forever waive all rights to assert that the release contained in this Section
6.8 was the result of a mistake in law or in fact or to assert that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate.

          (d) Sellers acknowledge that, in executing the release contained in this Section 6.8, they are not relying on any representations, warranties, assurances, statements, or other information of any kind provided or made by any of the Releasees. Sellers are aware that they are releasing claims as to which they may be currently unaware and only later may come to learn, but are nevertheless willing to enter into this release. It is the intention of Sellers that, notwithstanding the possibility they discover or gain a more complete understanding of the facts, events or law which, if presently known or fully understood, would have affected this release, this release shall be deemed to have fully, finally, and forever settled all claims released hereby. The release in this Section 6.8 extends to claims and obligations that Sellers do not know or suspect to exist in their favor, which, if known by Sellers, would have materially affected their decision to enter into this release. The release herein given shall be, and remain in effect as, full and complete releases notwithstanding the discovery or existence of any additional or different claim or fact.

     Section 6.9 Employment of Company Employees. As of the Closing Date and for the period ending six months after Purchaser or its successor becomes subject to the reporting obligations of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, Purchaser shall not, with respect to any of the employees of the Company as of the Closing Date other than Mr. Dalton or Mr. Porritt (whose employment arrangements are addressed in the Employment Agreements): (i) terminate the employment of any of such employees other than for Cause; (ii) materially alter the duties and responsibilities of any of such employees; (iii) unless a business need requires otherwise, materially alter the work days or work hours of any of such employees; (iv) change the location of employment of any such employees to a location more than 15 miles from the location at which such employees were employed as of the Closing Date; (v) decrease the base salary or incentive pay opportunity for any of such employees; or (vi) decrease the number of vacation, sick leave or other paid time off days per year to which any of such employees are entitled. For purposes of this
Section 6.9, "Cause" shall mean: (a) acts constituting intentional and willful misconduct on the part of the employee with respect to the employee's obligations or otherwise relating to the business of Purchaser, including any intentional breach of the Employee Nondisclosure and Assignment Agreement entered into by Employee at the commencement of his or her employment with Purchaser; (b) the employee's conviction or entry of a plea of nolo contendere for fraud or embezzlement, any felony, or any crime involving moral turpitude; or (c) repeated failure by the employee to perform his or her duties as an employee in any substantial respect or to abide by the policies of Purchaser, including, but not limited to, policies relating to confidentiality or workplace conduct, following written notification of such failure.

     Section 6.10 Zion's Bank Line of Credit. The Company has a revolving line of credit with Zion's Bank, which has a credit limit of $50,000.00 (the "Zion's Line of Credit"). As of May 17, 2005 the Zion's Line of Credit had an outstanding balance of $30,339.66. Purchaser will assume this debt along with the other outstanding debts and obligations of the Company upon the Closing of this Transaction. Mr. Allen has been a personal guarantor on the Zion's Line of Credit and hereby agrees to remain as a personal guarantor on the Zion's Line of Credit until such time that Purchaser can (i) arrange to have Mr. Allen removed as a personal guarantor on the Zion's Line of Credit, or (ii) pay off the balance and close the Zion's Line of Credit, but in any event, Purchaser agrees and covenants that it will have Mr. Allen removed as a personal guarantor on the Zion's Line of Credit no later than August 31, 2005. If

Purchaser does not meet one of these two requirements by the deadline, Purchaser agrees to pay Mr. Allen an additional 5,000 shares of Purchaser's common stock, as liquidated damages, for each full month beyond the deadline that these requirements are not met. If Purchaser does not meet one of these two requirements by the deadline, the first payment of 5,000 shares of Purchaser's common stock will be due and payable as of September 1, 2005 and subsequent payments, if any, will be due and payable on the first day of each subsequent month in which a payment is due.

     Section 6.11 CEDO Loan. The Company has an outstanding loan with CEDO (the "CEDO Loan"). As of April 30, 2005, the CEDO Loan had an outstanding balance of $23,251.38. Purchaser will assume this debt along with the other outstanding debts and obligations of the Company upon the Closing of this Transaction. Mr. Allen has been a personal guarantor on the CEDO Loan and hereby agrees to remain as a personal guarantor of the CEDO Loan until such time that Purchaser can (i) arrange to have Mr. Allen removed as a personal guarantor of the CEDO Loan, or
(ii) pay off the balance of the CEDO Loan, but in any event, Purchaser agrees and covenants that it will have Mr. Allen removed as a personal guarantor of the CEDO Loan no later than October 31, 2005. If Purchaser does not meet one of these two requirements by the deadline, Purchaser agrees to pay Mr. Allen an additional 5,000 shares of Purchaser's common stock, as liquidated damages, for each full month beyond the deadline that these requirements are not met. The first payment of 5,000 shares of Purchaser's common stock will be due and payable as of November 1, 2005, and subsequent payments, if any, will be due and payable on the first day of each subsequent month in which a payment is due.

                            ARTICLE VII - CONDITIONS

     Section 7.1 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

          (a) Representations and Warranties. All of the representations and warranties of Sellers set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each representation or warranty that is not so qualified shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date, except for those representations and warranties made as of a specified date earlier than the Closing Date, which shall remain true and correct on and as of such date;

          (b) Sellers' and the Company's Performance. All of the covenants and obligations that Sellers and the Company are required to perform or comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects;

          (c) No Claim Regarding Equity Ownership or Sale Proceeds. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Company Membership Interest, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Stock Consideration;

          (d) Members' Equity of the Business. The Members' Equity of the Business will not be less than what is shown on the Financial Statements as of the Balance Sheet Date. For purposes of this Agreement, "Members' Equity of the Business" means the sum of common membership interest, paid in capital, retained earnings, and year-to-date earnings as of the Balance Sheet Date, all as set forth in the Financial Statements;

          (e) Employment Agreements. The Employment Agreements shall have executed and delivered to Purchaser by the parties thereto other than Purchaser;

          (f) Registration Rights Agreement. The Rights Agreement shall have executed and delivered to Purchaser by the Sellers;

          (g) Material Adverse Change. Since the Balance Sheet Date, there shall not have been any Material Adverse Change and no event shall have occurred or circumstance exists except for those that could not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

          (h) Resignations; Powers. Sellers and any other officers, directors or managers of the Company shall have executed resignations as directors, officers and managers of the Company in the form acceptable to Purchaser's counsel;

          (i) Conversion of Debt. The Company, Mr. Allen and Mr. Stauffer shall have taken all steps necessary to convert all debts owed by the Company to Mr. Allen and Mr. Stauffer into shares of common stock of Purchaser at a price agreed to by Purchaser, Mr. Allen and Mr. Stauffer, that is documented in a form acceptable to both Purchaser's counsel and Company's counsel.

          (j) Bank Accounts. With the exception of the Zion's Line of Credit, for which Mr. Allen has agreed to remain a guarantor until Purchaser has (i) removed Mr. Allen as a guarantor of the Zion's Line of Credit, or (ii) paid off and closed the Zion's Line of Credit (which Purchaser has covenanted will be completed on or before August 31, 2005), Sellers shall have caused the Company to have removed Sellers and any other Persons as Persons with power over the Company's bank accounts and as Persons with signature authority with respect thereto. The Company's Members shall have adopted resolutions authorizing and directing the officers of the Company to (i) remove Sellers and any other Persons as Persons with power over the Company's bank accounts and as Persons with signature authority with respect thereto, and (ii) appoint Messrs. Robert Bench, Marvin Mall and Jason Wood as Persons with power over the Company's bank accounts and as Persons with signature authority with respect thereto;

          (k) Spousal Consents. The Spousal Consent of the spouse of each of the Sellers in the form or substantially the form of attached Exhibit 2.2(b) shall be delivered;

          (l) Compliance Certificate. Sellers shall have delivered to Purchaser at the Closing a certificate signed by Sellers, dated the Closing Date, confirming the matters set forth in Sections 7.2(a) - (d) and (f) -- (j); and

          (m) Due Diligence. Purchaser shall have completed its financial and legal due diligence to its satisfaction.

     Section 7.2 Conditions to Obligations of Sellers to Effect the Closing. The obligations of Sellers to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

          (a) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each representation or warranty that is not so qualified shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date, except for those representations and warranties made as of a specified date earlier than the Closing Date, which shall remain true and correct on and as of such date;

          (b) Purchaser's Performance. All of the covenants and obligations that Purchaser is required to perform or comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects;

          (c) Employment Agreements. The Employment Agreements shall have executed and delivered to Mr. Porritt and Mr. Dalton by the parties thereto other than Mr. Porritt and Mr. Dalton;

          (d) Registration Rights Agreement. The Rights Agreement shall have executed and delivered to Sellers by the Purchaser;

          (e) Material Adverse Change. Since the Balance Sheet Date, there shall not have been any Material Adverse Change and no event shall have occurred or circumstance exists except for those that could not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

          (f) Compliance Certificate. Purchaser shall have delivered to Sellers at the Closing a certificate signed by an authorized officer of Purchaser, dated the Closing Date, confirming the matters set forth in Sections 7.2(a) and (b).

          (g) Due Diligence. Sellers shall have completed its financial and legal due diligence to their satisfaction.

                         ARTICLE VIII - INDEMNIFICATIONS

     Section 8.1 Survival of Representations and Warranties. All of the representations, warranties, covenants and obligations of Sellers contained in Articles III and IV, and of Purchaser in Articles V, shall survive the Closing until the second anniversary of the Closing Date, and the representations and warranties contained in Section 3.1 and Section 4.16 shall survive the Closing and continue in full force and effect until expiration of any applicable statute of limitation (the "Indemnification Period"). Any claim relating to fraud shall survive the Closing indefinitely. The right to indemnification, payment of Damages (as defined in Section 8.2 hereof) or other remedy based on any representations, warranties, covenants, and obligations contained in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

     Section 8.2 Reciprocal Indemnifications.

          (a) Sellers will jointly and severally indemnify and hold harmless Purchaser and its officers, directors, employees, agents and Affiliates (collectively, the "Purchaser Indemnified Parties") for, and will pay to such indemnified persons the amount of, any loss, liability, claim, Taxes, damage or expense (including costs of investigation and defense and reasonable attorneys' and professionals' fees), whether or not involving a Third Party Claim, and not considering the benefit of any such item to Purchaser for Tax purposes or any insurance proceeds received by Purchaser (but will be net of insurance benefits to the Company from policies of insurance that have been paid for by the Company) (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

               (1) any breach of any representation or warranty made by the Sellers in Article III or Article IV by one or more of the Sellers or the Company pursuant to this Agreement or the other documents that confirms or otherwise relates to such representations or warranties;

               (2) any breach by Sellers of any covenant or obligation of Sellers or the Company in Article VI; or

               (3) fraud by the Company or Sellers in connection with this Agreement and the Transactions.

          (b) Purchaser will indemnify and hold harmless Sellers and their respective Affiliates (together with the Purchaser Indemnified Parties, the "Indemnified Parties," and each such party individually, an "Indemnified Party") for, and will pay to such indemnified persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

               (1) any breach of any representation or warranty made by Purchaser in Articles V or the other documents that confirms or otherwise relates to such representations or warranties;

               (2) any breach by Purchaser of any covenant or obligation of Purchaser in Article VI; or

               (3) fraud by Purchaser in connection with this Agreement and the Transactions.

     Section 8.3 Thresholds and Limitations.

          (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article VIII until and only to the extent that the aggregate Damages for such Indemnified Party would be otherwise entitled to receive indemnification exceed $50,000.

          (b) An Indemnifying Party (defined below) shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims for indemnification under this Article VIII made by the Indemnified Party after the expiration of the applicable time limitation described in Section 8.1, except that indemnity may be sought after the expiration of such time limitation if a Notice of Claim shall have been delivered to the Indemnifying Party prior to the expiration of such time limitation.

          (c) The total liability of Purchaser for any claim for Damages asserted by Sellers pursuant to this Agreement shall be limited to the fair market value of the shares of Purchaser common stock issued as the Stock Consideration, as determined in good faith by the Board of Directors of Purchaser on the date a Notice of Claim is delivered. This provision does not limit Sellers' rights to injunctive relief to compel Purchaser's compliance with this Agreement.

          (d) The total aggregate liability of Sellers for any claim for Damages asserted by Purchaser pursuant to this Agreement shall be limited to the fair market value of the shares of Purchaser common stock issued as the Stock Consideration, as determined in good faith by the Board of Directors of Purchaser on the date a Notice of Claim is delivered. The parties intend and agree that the Purchaser's sole recourse against Sellers for indemnification after the Closing for Damages is limited to, and may be effected only by means of, forfeiture to Purchaser and cancellation of the shares of Purchaser's common stock issued to Seller as the Stock Consideration, or a payment to Purchaser in cash of up to the amount of any cash proceeds received by Sellers from the prior sale of any of the Stock Consideration. This provision does not limit Purchaser's rights to injunctive relief to compel Seller's compliance with this Agreement. For purposes of this
Article VIII, the value of any shares of Purchaser common stock to be forfeited for indemnification purposes shall be equal to the fair market value of such shares on the date of the Notice of Claim given in connection with such indemnification obligation, as determined in good faith by the Board of Directors of Purchaser. This provision does not limit Purchaser's rights to injunctive relief to compel Seller's compliance with this Agreement.

          (e) In order to secure the indemnification obligations owing to Purchaser, in accordance with the terms and conditions of this Agreement, Purchaser shall holdback the Escrow Shares and shall have the right to reclaim and cancel such Escrow Shares pursuant to the indemnification provisions set forth in this Article VIII.

     Section 8.4 Defense and Settlement of Third-Party Claims.

          (a) If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this
Article VIII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided, further, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably), unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief or any other Damages upon the Indemnified Party and will not give rise to any increase in any Tax liability of Purchaser, the Company, the Sellers or any of their Affiliates.

          (d) In the event any of the conditions in Section 8.4(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys fees and expenses),
(iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII including payment of any judgment or settlement.

     Section 8.5 Establishment and Contesting of Indemnification Liability. To be effective, any claim for indemnification by an Indemnified Party must be made by a written notice (a "Notice of Claim") to the Indemnifying Party, given in accordance with the provisions of Section 11.4 hereof and given as promptly as practicable, but in any event: (a) if such claim relates to a third-party claim under Section 8.4, within the time period set forth in Section 8.4(a) (which Notice of Claim shall state the estimated maximum amount of such claim), or (ii) if such claim does not relate to a third-party claim, within sixty (60) days after the discovery of facts upon which the Indemnified Party intends to base a claim for indemnification pursuant to this Article XIII. Upon receipt of a Notice of Claim, the Indemnifying Party shall have twenty (20) days thereafter to contest the indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (a "Contest Notice"). Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim. If no such Contest Notice is given within such
(20) day period, the obligation of the Indemnifying Party to pay the amount of the Damages incurred or asserted by the Indemnified Party in connection with the claim shall be deemed established and accepted by the Indemnifying Party. If a Contest Notice relating to a non-Third Party Claim is given in such time period, and the Indemnified Party and the Indemnifying Party are unable to reach agreement with respect to any contested Damages within twenty (20) days of the delivery of the Contest Notice, the matter shall be settled by binding arbitration in Seattle, Washington as set forth in Section 11.8 below. The Indemnified Party and the Indemnifying Party shall cause the arbitrator to decide the matter to be arbitrated pursuant hereto within thirty (30) days after the appointment of the arbitrator. The arbitrator's decision with respect to such a Contest Notice shall relate solely to whether the Indemnified Party is entitled to be indemnified for the contested Damages, or the contested portion thereof, pursuant to the applicable terms of this Agreement. The final decision of the arbitrator shall be furnished to the Indemnified Party and the Indemnifying Party in writing and shall constitute the conclusive determination of the issue in question binding upon the Indemnified Party and the Indemnifying Party, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's decision. If a Contest Notice relating to a Third Party Claim is given in such 20-day time period, such Third Party Claim shall be deemed an Open Claim under
Section 8.6(b). Upon final determination of the amount of the Damages that is the subject of an indemnification claim, whether such determination is the result of an Indemnifying Party's acceptance of, or failure to contest, a Notice of Claim, or a resolution of any dispute with respect thereto by agreement of the parties, or a final, non-appealable court order of a court of competent jurisdiction, or pursuant to Section 8.4(d) or otherwise (each, "Finally Determined Damages"), the Indemnifying Party or parties shall be obligated to pay the amount of such Finally Determined Damages within five (5) days of such final determination.

     Section 8.6 Tax Effect of Indemnification Payments. All indemnity payments made pursuant to this Agreement shall be treated for all tax purposes as adjustments to the Purchase Price.

                            ARTICLE IX - TERMINATION

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the Purchaser if a material breach of any provision of this Agreement has been committed by any of the Sellers or the Company and such breach has not been waived;

          (b) by the Sellers if a material breach of any provision of this Agreement has been committed by the Purchaser and such breach has not been waived;

          (c) (i) by the Purchaser if any of the conditions in Section 7.1 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Purchaser to comply with its obligations under this Agreement) and the Purchaser has not waived such condition on or before the Closing Date or (ii) by the Sellers if any of the conditions in Section 7.2 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers or the Company to comply with their respective obligations under this Agreement) and the Sellers have not waived such condition on or before the Closing Date;

          (d) by mutual consent of the Purchaser and a majority-in-interest of the Sellers; or

          (e) by either the Purchaser or the Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 10, 2005, or such later date as the Purchaser and the Sellers may agree upon in writing.

     Section 9.2 Effect of Termination. In the event of the termination of this Agreement as provided under Section 9.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and there shall be no liability or obligation thereafter on the part of the Purchaser, the Company, or the Sellers except as set forth in Section 9.1; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                    ARTICLE X - SELLERS' RIGHT OF REPURCHASE

     In the event Purchaser or any successor of Purchaser is not, on or before December 31, 2005, subject to the reporting obligations of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, Sellers shall have the right, but not the obligation, on or before January 31, 2006, to repurchase the Shares of Company Stock upon the terms described in this Article X by providing a notice in writing to Purchaser. Upon Sellers' election to repurchase the Shares, the Stock Consideration issued to Sellers at Closing, including the Escrow Shares, and all of the rights conferred on Mr. Porritt and Mr. Dalton pursuant to the Employment Agreements with each of them, including all stock options to purchase share of Purchaser's common stock granted to them (the "Repurchase Consideration"), shall be forfeited and cancelled. Upon Purchaser's receipt of the Repurchase Consideration, the Purchaser shall transfer to the Seller all of the Company's Membership Interests. Sellers' repurchase of the Membership Interests shall be effected upon (i) the delivery by Sellers to Purchaser for cancellation of all shares of Purchaser's common stock previously issued to Sellers as Stock Consideration pursuant to this Agreement, (ii) the transfer by Purchaser to Sellers all of the Membership Interests in the Company, and (iii) a general release, in a form acceptable to Purchaser, in Purchaser's sole discretion, of all claims, present and future, that the Sellers may have against Purchaser, including without limitations all claims relating to Mr. Porritt's and Mr. Dalton's employment relationship with Purchaser. Upon Sellers' election to repurchase all of the Company's Membership Interest pursuant to this
Article X and the satisfaction of the conditions precedent to such repurchase, Purchaser shall thereafter have no further obligations or Liability to any of the Sellers.

                           ARTICLE XI -- MISCELLANEOUS

     Section 11.1 Fees and Expenses. Sellers will pay their own costs and expenses with negotiation and execution of this Agreement and the consummation of the Transactions, provided, however, that effective as of and subject to the Closing, Purchaser hereby agrees to pay up to $10,000 in the aggregate of Sellers' costs and expenses incurred in connection with negotiation and execution of this Agreement and the consummation of the Transactions. Any such costs and expenses incurred by Sellers in excess of $10,000 will be the obligation of Sellers, shall be paid at Closing and shall not be reflected in the liabilities of the Company at the Closing. Purchaser will pay its own costs and expenses with negotiation and execution of this Agreement and the consummation of the Transactions.

     Section 11.2 Transfer Taxes. If the sale of the Membership Interests triggers a transfer or excise tax for which Sellers are primarily responsible under law, Sellers will pay any and all such taxes. If the sale of the Membership Interests triggers a transfer or excise tax for which Purchaser is primarily responsible under law, Purchaser will pay any and all such taxes.

     Section 11.3 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by Purchaser and Sellers expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

     Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, faxed (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Purchaser, to: Vista.com, Inc.
                               8644 154th Avenue NE
                               Redmond, WA 98052
                               Attention: President
                               Telephone: (425) 497-9909
                               Fax: (425) 497-0409

          with a copy to:      DLA Piper Rudnick Gray Cary US LLP
                               701 Fifth Avenue, Suite 7000
                               Seattle, WA 98104
                               Attention: John M. Steel, Esq.
                               Telephone: (206) 839-4800
                               Fax: (206) 839-4801

          if to Sellers, at:   Paul B. Allen
                               1806 North 500 East
                               Provo, Utah 84604
                               Telephone: (801) 375-4942
                               Fax (10x): (801) 802-9508

                               Tom Dalton
                               1456 South 760 West
                               Provo, Utah 84601
                               Telephone: (801) 356-2064
                               Fax (10x): (801) 802-9508

                               Curt Porritt
                               746 North 1600 East
                               Pleasant Grove, Utah 84062
                               Telephone: (801) 785-8190
                               Fax (10x): (801) 802-9508

                               Richard Stauffer
                               944 North 5740 West
                               Highland, Utah 84003
                               Telephone: (801) 763-9112
                               Fax (10x): (801) 802-9508

          with a copy to:      Fillmore Spencer, PLLC
                               3301 North University Avenue
                               Provo, Utah 84604
                               Attention: William L. Fillmore
                               Telephone: 801-426-8200
                               Fax: 801-426-8208

     Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 11.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein and therein) and that certain mutual nondisclosure agreement, between certain the parties hereto, which is hereby incorporated by reference and made a party hereof and binding on all parties hereto: (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

     Section 11.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 11.8 Governing Law; Arbitration; Jurisdiction; Venue. The parties agree that this Agreement, and any disputes arising under this Agreement, will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any conflict of laws principles to the contrary. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof that cannot be settled by mutual agreement (except for actions by any party seeking exclusively injunctive relief) shall be exclusively subject to arbitration. Any party who is aggrieved shall deliver a notice to the other parties hereto setting forth the specific points in dispute. Any points remaining in dispute twenty (20) calendar days after the giving of such notice shall be submitted to binding arbitration as set forth below. All claims shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"), before a single arbitrator appointed in accordance with AAA Rules. Such arbitration shall be held in Seattle, Washington. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction. Subject to the other terms of this subsection (b), the parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement. Notwithstanding any other provision of this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of the parties as the arbitrator deems appropriate. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than actions for exclusively injunctive relief and post-arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration, or the status or resolution thereof; provided, that Purchaser may make such disclosure to the extent it is required to disclose such matters under applicable securities or accounting rules, as advised by its counsel.

     Section 11.9 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     Section 11.10 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 11.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may assign, any or all of its rights and interests hereunder to any Affiliate of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.12 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     Section 11.13 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 11.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

                            [Signature page follows.]

     IN WITNESS WHEREOF, Purchaser, Sellers and the Company have executed this Agreement or caused this Membership Interest Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                        PURCHASER:

                                        VISTA.COM, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        SELLERS:


                                        ----------------------------------------
                                        PAUL B. ALLEN


                                        ----------------------------------------
                                        RICHARD STAUFFER


                                        ----------------------------------------
                                        CURT PORRITT


                                        ----------------------------------------
                                        TOM DALTON


                                        COMPANY:

                                        10X MARKETING, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                   EXHIBIT A-1

                          FORM OF EMPLOYMENT AGREEMENT

                                  (Tom Dalton)

                                   EXHIBIT A-2

                          FORM OF EMPLOYMENT AGREEMENT

                                 (Curt Porritt)

                                    EXHIBIT B

                               SCHEDULE OF SELLERS

        Stock Consideration in Exchange for Sellers' Membership Interests

                                                 SHARES OF STOCK
                                               CONSIDERATION TO BE                                      TOTAL STOCK
                   PERCENTAGE OWNERSHIP OF    RECEIVED AT CLOSING IN                                  CONSIDERATION IN
                      COMPANY MEMBERSHIP     EXCHANGE FOR MEMBERSHIP   ESCROW SHARES TO BE HELD   EXCHANGE FOR MEMBERSHIP
SELLER                     INTEREST                  INTEREST             ON BEHALF OF SELLER             INTEREST
------             -----------------------   -----------------------   ------------------------   -----------------------
Paul B. Allen               33.5%                    166,718                    21,105                    187,823
Richard Stauffer            33.5%                    166,718                    21,105                    187,823
Curt Porritt                21.0%                    104,510                    13,230                    117,740
Tom Dalton                  12.0%                     59,721                     7,560                     67,281
                            ----                     -------                    ------                    -------
   TOTAL                     100%                    497,667                    63,000                    560,667
                            ====                     =======                    ======                    =======

   Stock Consideration in Exchange for Conversion of Notes Payable to Sellers

                   AMOUNT OF DEBT PAYABLE TO CREDITOR THAT   NUMBER OF SHARES OF STOCK CONSIDERATION
                      WILL BE CONVERTED INTO PURCHASER'S      TO BE RECEIVED AT CLOSING IN EXCHANGE
CREDITOR                         COMMON STOCK                        FOR CANCELLATION OF DEBT
--------           ---------------------------------------   ---------------------------------------
Paul B. Allen                      $ 73,500                                   49,000
Richard Stauffer                   $ 30,500                                   20,333
                                   --------                                   ------
   TOTAL                           $104,000                                   69,333
                                   ========                                   ======

    Total Stock Consideration Payable to Sellers at Closing and Escrow Shares

                     SHARES OF STOCK        SHARES OF STOCK
                   CONSIDERATION TO BE    CONSIDERATION TO BE                           ESCROW SHARES
                   RECEIVED AT CLOSING    RECEIVED AT CLOSING   TOTAL AMOUNT OF STOCK   TO BE HELD ON   TOTAL AMOUNT OF STOCK
                     IN EXCHANGE FOR        IN EXCHANGE FOR      CONSIDERATION TO BE      BEHALF OF     CONSIDERATION PAYABLE
SELLER             MEMBERSHIP INTEREST   CANCELLATION OF DEBT    RECEIVED AT CLOSING        SELLER            TO SELLER
------             -------------------   --------------------   ---------------------   -------------   ---------------------
Paul B. Allen            166,718                49,000                 215,718              21,105             236,823
Richard Stauffer         166,718                20,333                 187,051              21,105             208,156
Curt Porritt             104,510                     0                 104,510              13,230             117,740
Tom Dalton                59,721                     0                  59,721                7560              67,281
                         -------                ------                 -------              ------             -------
   TOTAL                 497,667                69,333                 567,000              63,000             630,000
                         =======                ======                 =======              ======             =======

                                    EXHIBIT C

                CERTIFICATE OF ASSIGNMENT OF MEMBERSHIP INTEREST

     _______________ ("Assignor"), pursuant to the terms of that certain Membership Interest Purchase Agreement, hereby assigns and transfers to Vista.com, Inc., a Washington corporation ("Assignee"), all of Assignor's right, title and interest in and to Assignor's membership interest in 10x Marketing, LLC, a Utah limited liability company.

     The undersigned, intending to be legally bound, has executed this Assignment as of the ___ day of June 2005.

Assignor:                               Assignee:

                                        VISTA.COM, INC.


                                        By:
-------------------------------------       ------------------------------------
[Seller Name]                           Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                           SELLER DISCLOSURE SCHEDULE

                                    EXHIBIT F

                          PURCHASER DISCLOSURE SCHEDULE

                                 EXHIBIT 2.2(B)

                                 SPOUSAL CONSENT

     The undersigned is the spouse of _____________ and hereby consents to consummation of the transactions (the "TRANSACTIONS") provided for or contemplated in the Membership Interest Purchase Agreement between Vista.com, Inc. (the "PURCHASER"), 10X Marketing, LLC, a Utah limited liability company, and Paul Allen, Richard Stauffer, Curt Porritt and Tom Dalton, individuals, and the undersigned hereby represents, warrants, and acknowledges to Purchaser that the undersigned does not have any claim against Purchaser in any way related to the Transactions or the proceeds from the Transactions.


--------------------------------------------

-------------------------------(print name)

Dated:          , 2005
       ---------